FOR IMMEDIATE RELEASE

ZOO ENTERTAINMENT REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS

Year-over-Year Revenue Doubles; Third Quarter Net Income of $314,000

Cincinnati, OH – November 11, 2010 - Zoo Entertainment, Inc. (NASDAQ: ZOOG), a leading developer and marketer of interactive entertainment software, today reported financial results for the third quarter and nine months ended September 30, 2010.

Financial Highlights - Third Quarter 2010 compared to Third Quarter 2009
•	Revenue increased 105% to $17.6 million from $8.6 million
•	Adjusted EBITDA, excluding non-cash stock-based compensation, increased to $1.5 million from negative $55,000
•	Income from operations improved to $822,000 from a loss of $881,000 in 2009, excluding the goodwill charge.
•	Third quarter 2010 GAAP fully diluted earnings per share of $0.04
•	Adjusted fully diluted earnings per share of $0.06, which excludes non-cash stock-based compensation

Recent Operating Highlights
•	Released 32 SKUs to date, anticipating 58 releases in total through December 2010, exceeding 2010 target of 50 releases
•	indiePub Games set to release first digital game, the award-winning Auditorium, in November 2010
•	Increased shelf space across several key retailers
•	Expect to achieve target sell-in at retail ahead of seasonally strong fourth quarter
•	Signed 12 digital games for release in 2011 due in large part to its indiePub Games initiative

CEO Commentary
“We believe we have generated industry leading growth and solid results in the third quarter,” said Mark Seremet, Chief Executive Officer of Zoo Entertainment. “Our year-over-year revenue doubled to $17.6 million and we reported net income of $314,000.”

“Our strong third quarter performance reflects solid execution of our strategy and plan. Relative to 2009, we are well positioned for the 2010 holiday selling season with a broader offering of high quality titles and more shelf space across our retailers, including dedicated space for our popular bundled titles. Sell-in is where we expected it to be and we are optimistic that, similar to last year, Zoo will attract its fair share of holiday spending from value oriented consumers.”

“Our digital initiative, indiePub Games, is going well. We believe we are generating great new content and building new relationships with independent game developers through the site. We expect to release the award-winning Auditorium this month on PlayStation Network. Moreover, we are ahead of plan, having already slated 12 digital releases for expected launch in 2011 across numerous platforms. We expect indiePub Games will begin contributing to revenue in the fourth quarter of 2010 and make a meaningful contribution to revenue and profitability in 2011 and beyond,” concluded Mr. Seremet.

Third Quarter 2010 Results
Revenues in the third quarter ended September 30, 2010 increased 105% to $17.6 million, compared to $8.6 million in the third quarter of 2009.  In the third quarter of 2010, Zoo’s top ten titles accounted for approximately 52% of total revenues, with no single title representing more than 10% of total revenues, reflecting Zoo’s portfolio approach.

Gross margins were 21% of revenue in the third quarter of 2010 compared to 22% in the third quarter of 2009. The 2010 gross margins were moderately impacted by a shift in our distribution mix and a delay in the release of some higher margin titles to the fourth quarter of 2010.

General and administrative expenses were $1.1 million, or 6.0% of revenue compared to 20.4% of revenue in the comparable period in 2009. These expenses included a non-cash stock-based compensation charge of $127,000 and $322,000 in 2010 and 2009, respectively. Excluding the non-cash charge, general and administrative expense decreased to 5.3% of revenue in the third quarter of 2010 from 16.6% in the third quarter of 2009, reflecting the higher revenue base and a decrease in costs. Selling and marketing expense was $1.3 million, or 7.4% of revenue compared to 6.4% of revenue in the comparable period in 2009. Total operating expenses were $2.9 million, or 16.3% of revenue compared to $2.8 million, or 32.6% of revenue in the comparable period in 2009 (excluding the impairment of goodwill charge of $14.7 million that occurred in the 2009 period).

Income from operations improved to $822,000 from a loss of $881,000 in 2009, excluding the goodwill charge.

Adjusted EBITDA, excluding non-cash stock-based compensation, increased $1.6 million to $1.5 million compared to negative Adjusted EBITDA of $55,000 during the third quarter of 2009, reflecting the strong revenue growth and operating leverage.

In the third quarter of 2010, Zoo’s net income was $314,000, or $0.05 per basic share and $0.04 per diluted share, based on weighted average shares outstanding of 5.9 million and 7.4 million, respectively. This compares to a net loss of $15.3 million in the third quarter of 2009, which included a $14.7 million impairment of goodwill charge. Excluding the impairment charge, the third quarter 2009 net loss would have been $626,000.

As of September 30, 2010, Zoo has 6,230,741 shares of common stock outstanding.  If all outstanding options and warrants were exercised, fully diluted shares outstanding would be 8,593,420.

Nine Months Results ended September 30, 2010
Net revenues for the nine months ended September 30, 2010 increased 50% to $45.2 million compared to $30.1 million for the nine months ended September 30, 2009. In the first nine months of 2010, Zoo’s top ten titles accounted for approximately 39% of total revenues, with no single title representing more than 7% of total revenues, reflecting Zoo’s portfolio approach.

Gross margins increased to 22% of revenue in the first nine months of 2010, compared to 14% in the comparable period in 2009, reflecting a stronger contribution of higher margin games and more cost effective product development.

General and administrative expenses were $3.8 million, or 8.5% of revenue compared to 16.6% of revenue in 2009. These expenses included a non-cash stock-based compensation charge of $489,000 and $566,000 in 2010 and 2009, respectively. Excluding the non-cash charge, general and administrative expense decreased to 7.4% of revenue in the first nine months of 2010 from 14.7% in the first nine months of 2009, reflecting the higher revenue base and a decrease in costs. Selling and marketing expense was $3.4 million, or 7.4% of revenue compared to 6.9% of revenue in the first nine months of 2009. Total operating expenses were $8.7 million, or 19.3% of revenue compared to $8.8 million, or 29.3% of revenue in the comparable period in 2009 (excluding the impairment of goodwill charge of $14.7 million that occurred in the 2009 period).

Income from operations increased to $1.1 million compared to a loss from operations of $4.6 million in the comparable period in 2009, excluding the goodwill impairment charge.

Adjusted EBITDA, excluding non-cash stock-based compensation increased $5.7 million to $3.1 million compared to negative $2.6 million during the comparable 2009 period, reflecting the strong revenue growth and operating leverage.

For the nine month period ended September 30, 2010, Zoo’s net income was $128,000, or $0.03 per basic share and $0.02 per diluted share, based on weighted average shares outstanding of 3.8 million and 5.6 million, respectively, compared to a net loss of $16.7 million in the comparable period in 2009, which included the $14.7 million impairment of goodwill charge.  Excluding the impairment charge, the first nine months of 2009 net loss would have been $2.0 million.

Outlook
Zoo expects a significant portion of its 2010 sales to occur during its peak holiday selling season in the fourth quarter of 2010. Given our increased shelf space and the growing number of titles based on popular consumer brands, such as Minute to Win It, Shawn Johnson Gymnastics Challenge, Deal or No Deal 2011 Anniversary Edition, Matthews Bow Hunting, Kevin Van Dam Fishing, Hello Kitty Seasons and Silly Bandz, we believe we remain well-positioned for the fourth quarter of 2010. The ultimate outcome will depend on the overall retail environment and particularly, consumer spending on casual Wii and DS video game software.

Third Quarter Earnings Conference Call
Zoo will host a conference call with a live webcast today, Thursday, November 11, at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time, to discuss third quarter results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 800.891.5765 from the United States, or 702.495.1157 from outside the United States, and providing the conference ID 21457781. Those interested in listening to the conference call live via the Internet may do so by visiting the Company’s website at www.zoogamesinc.com.

A telephone replay will be available through November 25, 2010 by dialing 800.642.1687 from the United States, or 706.645.9291 from outside the United States, and entering conference ID 21457781. A webcast replay will be available for 90 days.

Non-GAAP Financial Measures
In compliance with Regulation G, promulgated pursuant to the Sarbanes Oxley Act, Zoo Entertainment, Inc. has attached to this press release and will post to its investor relations web-site (www.zoogamesinc.com) any reconciliation of differences between GAAP and non-GAAP financial information that may be required in connection with issuing its third quarter financial results.

As is common in the industry, the Company uses EBITDA, Adjusted EBITDA and Adjusted Earnings Per Share (“Adjusted EPS”) as measures of performance to demonstrate earnings exclusive of interest and non-cash events. The Company in its management of its business affairs and analysis of its monthly, quarterly and annual performance makes decisions based on cash flows. The Company, in managing its current and future affairs, cannot affect the amortization of intangible assets to any material degree, and therefore uses EBITDA and Adjusted EBITDA as its primary management guide. Investors are cautioned that EBITDA, Adjusted EBITDA and Adjusted EPS are not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles in the United States (GAAP). The Adjusted EBITDA and the Adjusted EPS numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, Adjusted EBITDA and Adjusted EPS, while providing useful information, should not be considered in isolation or as an alternative to net income, net loss,  cash flows or earnings per share as determined under GAAP.  Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Unaudited Reconciliations of GAAP to Non-GAAP Measures” following the Unaudited Condensed Consolidated Statements of Cash Flow included in this press release.

About Zoo Entertainment
Zoo Entertainment is a developer, publisher and distributor of interactive entertainment software targeted to family-oriented mass-market consumers. With a strong network of leading national mass market retailers, its casual and value-focused titles span categories including sports, family, racing, game-show, strategy and action-adventure, among others.

Zoo’s software is developed for all major consoles, handheld gaming devices, PCs, and mobile and smart-phone devices as well as the emerging ‘connected services.’ Rather than depending on a relatively limited number of “blockbuster” titles, Zoo has an extensive library of games and publishes a broad stream of titles at compelling values.

With its innovative content creation site, indiePub Games (www.indiepubgames.com), Zoo Entertainment is poised to capitalize on opportunities in the emerging and high growth digital entertainment space. indiePub Games is a community of independent game developers and players. Set on fostering the independent gaming community, indiePub Games provides developers with the resources they need to make great games, and gives them an outlet to share their works with a supportive audience. Independent game developers are able to collaborate with the gaming community and ultimately compete for multi-platform publishing contracts. indiePub Games also serves as a destination site for gaming enthusiasts to play the latest in independent games and allows consumers to take an active role in helping independent developers create innovative entertainment software.

For more information, please visit www.zoogamesinc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Zoo Entertainment, Inc. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Zoo Entertainment, Inc.'s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic conditions; geopolitical events and regulatory changes; requirements or changes adversely affecting the businesses in which Zoo Entertainment is engaged; demand for the products and services that Zoo Entertainment provides, as well as other relevant risks detailed in Zoo Entertainment, Inc.'s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Zoo Entertainment, Inc. assumes no obligation to update the information contained in this press release.

Investor Contacts:

Tricia Ross
Financial Profiles, Inc.
Tel: 916-939-7285
tross@finprofiles.com

Moira Conlon
Financial Profiles, Inc.
Tel: 310-478-2700 x11
mconlon@finprofiles.com

Zoo Entertainment, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
For the Three Months and Nine Months Ended September 30, 2010 and 2009
(in thousands except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue	$17,581	$8,583	$45,183	$30,136

Cost of goods sold	13,894	6,662	35,366	25,887

Gross profit	3,687	1,921	9,817	4,249

Operating expenses:

General and administrative (includes stock-based
compensation of $127, $322, $489 and $566)	1,052	1,750	3,847	5,010
Selling and marketing	1,307	548	3,360	2,073
Research and development	-	-	-	370
Impairment of goodwill	-	14,704	-	14,704
Depreciation and amortization	506	504	1,497	1,373

Total operating expenses	2,865	17,506	8,704	23,530

Income (loss) from operations	822	(15,585)	1,113	(19,281)

Interest expense, net	(343)	(370)	(964)	(2,403)
Gain on legal settlement	-	-	-	4,328
Other income - insurance recovery	-	860	-	860

Income (loss) from operations before income tax expense	479	(15,095)	149	(16,496)

Income tax expense	(165)	-	(21)	-

Income (loss) from continuing operations	314	(15,095)	128	(16,496)

Loss from discontinued operations	-	(235)	-	(235)

Net income (loss)	$314	$(15,330)	$128	$(16,731)

Earnings (loss) per common share - basic and diluted:

Basic:
Earnings (loss) per common share from continuing operations	$0.05	$(290)	$0.03	$(290)
Loss per common share from discontinued operations	-	(5)	-	(4)
Net earnings (loss) per share	$0.05	$(295)	$0.03	$(294)

Weighted average common shares outstanding - basic	5,853,568	52,023	3,794,620	56,878

Diluted:
Earnings (loss) per common share from continuing operations	$0.04	$(290)	$0.02	$(290)
Loss per common share from discontinued operations	-	(5)	-	(4)
Net earnings (loss) per share	$0.04	$(295)	$0.02	$(294)

Weighted average common shares outstanding - diluted	7,383,590	52,023	5,577,703	56,878

Zoo Entertainment, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands except share and per share amounts)

	September 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Current Assets

Cash	$1,222	$2,664
Accounts receivable and due from factor, net of
allowances for returns and discounts of $787 and $835	13,940	4,022
Inventory	8,708	2,103
Prepaid expenses and other current assets	1,606	2,409
Product development costs, net	7,783	4,399
Deferred tax assets	379	578
Total Current Assets	33,638	16,175

Fixed assets, net	248	141
Intangible assets, net	14,304	15,733
Total Assets	$48,190	$32,049

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$4,493	$3,330
Financing arrangements	10,478	1,659
Customer advances	815	3,086
Accrued expenses and other current liabilities	5,705	2,333
Notes payable, current portion	120	120
Total Current Liabilities	21,611	10,528

Notes payable, non-current portion	150	180
Deferred tax liabilities	2,706	3,461
Other long-term liabilities	-	2,770

Total Liabilities	24,467	16,939

Commitments and Contingencies

Stockholders' Equity
Preferred Stock, par value $0.001, 5,000,000 shares authorized
Series A, 0 issued and outstanding at September 30, 2010,
1,389,684 issued and outstanding at December 31, 2009	-	1
Series B, 0 issued and outstanding at September 30, 2010
1,188,439 issued and outstanding at December 31, 2009
	-	1
Common Stock, par value $0.001, 3,500,000,000 shares
authorized, 6,243,744 issued and 6,230,741 outstanding at
September 30, 2010 and 250,000,000 authorized, 65,711
issued and 52,708 outstanding at December 31, 2009	6	-
Additional paid-in-capital	73,195	64,714
Accumulated deficit	(45,009)	(45,137)
Treasury Stock, at cost, 13,003 shares at September 30, 2010
and December 31, 2009	(4,469)	(4,469)
Total Stockholders' Equity	23,723	15,110
Total Liabilities and Stockholders' Equity	$48,190	$32,049

Zoo Entertainment, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flow
For the Nine Months Ended September 30, 2010 and 2009
(in thousands)

	Nine Months Ended September 30,
	2010	2009
Operating activities:

Net income (loss)	$128	$(16,731)
Loss from discontinued operations	-	(235)
Net income (loss) from continuing operations	128	(16,496)

Adjustments to reconcile net income (loss) from operations
to net cash used in operating activities:
Gain on legal settlement	-	(4,328)
Impairment of goodwill	-	14,704
Depreciation and amortization	1,497	1,373
Amortization of deferred debt discount	-	1,870
Deferred income taxes	(556)	-
Stock-based compensation	489	566
Other changes in assets and liabilities:
Accounts receivable and due from factor, net	(9,918)	(1,422)
Inventory	(6,605)	944
Product development costs, net	(3,384)	(401)
Customer advances	(1,686)	1,413
Prepaid expenses and other current assets	803	(2,118)
Accounts payable	1,163	(112)
Accrued expenses and other current liabilities	976	(716)

Net cash used in operating activities	(17,093)	(4,723)

Investing activities:

Purchases of fixed assets	(175)	(92)
Purchase of intellectual property	-	(162)

Net cash used in investing activities	(175)	(254)

Financing activities:

Proceeds from sale of equity securities, net of $2,000 of costs in 2010	7,592	7
Net borrowings in connection with financing facilities	8,819	2,654
(Repayment of) proceeds from Solutions 2 Go customer advances	(585)	2,000

Net cash provided by financing activities	15,826	4,661

Net decrease in cash	(1,442)	(316)

Cash at beginning of period	2,664	849

Cash at end of period	$1,222	$533

Zoo Entertainment, Inc. and Subsidiaries
Unaudited Reconciliations of GAAP to Non-GAAP Measures
For the Three Months and Nine Months Ended September 30, 2010 and 2009
(in thousands)

Reconciliation of Income (loss) from operations (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Income (loss) from operations	$822	$(15,585)	$1,113	$(19,281)
Impairment of goodwill	-	14,704	-	14,704
Depreciation and amortization	506	504	1,497	1,373

EBITDA	$1,328	$(377)	$2,610	$(3,204)

Stock-based compensation	127	322	489	566

Adjusted EBITDA excluding stock-based compensation	$1,455	$(55)	$3,099	$(2,638)

Reconciliation of Earnings per share (GAAP) to Adjusted earnings per share (Non-GAAP)

Net earnings (loss) per share - diluted GAAP	$0.04	$(295)	$0.02	$(294)

Stock-based compensation per share (without tax effect)	$0.02	$6	$0.09	$10

Adjusted net earnings (loss) per share - diluted	$0.06	$(289)	$0.11	$(284)